Exhibit 10.5

NON-SOLICITATION AGREEMENT

This Non-Solicitation Agreement is dated as of July 6, 2017 (this “Agreement”), by and between Entellus Medical, Inc., a Delaware corporation (“Parent”) and the undersigned (“Seller”). Parent and Seller are referred to herein as the “Parties”.

RECITALS

WHEREAS, Parent, Spirox, Inc., a Delaware corporation (the “Company”), Stinger Merger Sub, Inc., a Delaware corporation and an indirect wholly-owned subsidiary of Parent (“Merger Sub”), and Fortis Advisors LLC, as the Equityholders Representative, entered into an Agreement and Plan of Merger dated as of the date hereof (as amended, restated, supplemented or modified from time to time, the “Merger Agreement”).

WHEREAS, as an equity holder of the Company, Seller will receive significant consideration in connection with the consummation of the transactions contemplated by the Merger Agreement.

WHEREAS, as an equity holder of the Company, Seller has obtained extensive and valuable knowledge, technical expertise and/or confidential information concerning the business of the Company.

WHEREAS, as a condition and material inducement to Parent’s and Merger Sub’s execution of the Merger Agreement and the consummation of the transactions contemplated thereby in accordance with the terms and subject to the conditions set forth in the Merger Agreement, and to preserve the value of the business of the Company being acquired by Parent pursuant to the Merger Agreement, the Merger Agreement contemplates, among other things, that Seller enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1. Definitions. Capitalized terms used but not defined in the body of this Agreement shall have the meanings ascribed to them in Annex 1.

2. Non-Solicitation of Company Employees. In furtherance of the transactions contemplated by the Merger Agreement and the substantial economic benefit to be conferred upon Seller upon consummation thereof, during the Term, Seller covenants and agrees, that it will not, and will cause its controlled Affiliates, including any Person that becomes a controlled Affiliate of Seller after the date hereof (each, a “Restricted Person”) to not, without the express prior written consent of Parent, directly or indirectly, solicit or recruit for employment, or seek to induce, or knowingly encourage to leave employment with Parent, the Company or any of their respective Subsidiaries, any Company Employee, (collectively, “Covered Persons”); provided, that the foregoing shall not be deemed to prohibit a Restricted Person from engaging in general media advertising or general employment solicitation that is not targeted towards Covered Persons; and

provided, further, that a Covered Person shall cease to be a Covered Person if (a) such individual’s service is terminated by the Company (or Parent or any Affiliate thereof) or (b) at such time as such individual has not been employed by the Company (or Parent or any Affiliate thereof) for a period of 90 days. This Section 2 shall not apply to any portfolio company of any private equity or venture capital fund affiliated with Seller or any other Affiliate of Seller, provided that Seller does not direct such portfolio company or other Affiliate to act in a manner prohibited by this Section 2 or directly provide information regarding a Covered Person to such portfolio company or other Affiliate.

3. Scope and Reasonableness. The Parties hereto acknowledge and agree that (i) the covenants of Seller set forth in Section 2 of this Agreement constitute a material inducement for Parent and Merger Sub to execute, deliver and consummate the Merger Agreement, (ii) such covenants are an integral and essential element of the transactions contemplated by the Merger Agreement and necessary to protect and preserve the Company’s, Parent’s and their respective Affiliates’ legitimate business interests and to prevent any unfair advantage conferred on Seller and its Affiliates taking into account and in specific consideration of the undertakings and obligations under the Merger Agreement and the other ancillary agreements contemplated thereunder, including, among others, this Agreement, (iii) but for such covenants, the Parent and Merger Sub would not have entered into the Merger Agreement and would not have been willing to purchase the securities held by Seller and (iv) irreparable harm would result to Parent and its Affiliates as a result of a violation or breach (or potential violation or breach) by Seller of this Agreement. Seller acknowledges and agrees that the restrictions contained in this Agreement are reasonable for the purpose of preserving for Parent and its Affiliates’ benefit the proprietary rights, going business value and goodwill of the business of the Company. If any covenant or agreement set forth in Section 2 of this Agreement is found by any court of competent jurisdiction to be invalid or unenforceable, because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area or otherwise conflicts with applicable Laws in any jurisdiction, then such court is empowered to reform such covenant or agreement (including by reducing the scope, duration or geographic area of the term or provision, deleting specific words or phrases or replacing any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision), and such covenant will be deemed reformed, only in such jurisdiction to extend only over the maximum period of time, range of activities or geographic area, or otherwise, so as to effect the original intention of the invalid or unenforceable term or provision and as to which it may valid and enforceable.

4. Remedies. Seller agrees that irreparable damage would occur and that Parent would not have any adequate remedy at law in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and that money damages or other legal remedies would not be an adequate remedy for any such failure to perform or breach. Accordingly, Seller hereto acknowledges and hereby agrees that in the event of any breach or threatened breach by Seller of any of his or her covenants or obligations set forth in this Agreement, Parent shall be entitled to an injunction or injunctions to prevent or restrain breaches or threatened breaches of this Agreement by Seller, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of Seller under this Agreement.

5. Binding Effect. Neither this Agreement nor any of the rights, interests or obligations of Seller hereunder may be assigned, directly or indirectly, by Seller (whether by merger, operation of law or otherwise) without the prior written consent of Parent. Any attempted assignment by Seller without Parent’s prior written consent will be of no force and effect. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement.

6. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt by other than automatic means, whether electronic or otherwise), (ii) when sent by e-mail (with non-automated written confirmation of receipt) or (iii) one Business Day following the day sent by an internationally recognized overnight courier (with written confirmation of receipt), in each case, at the following addresses or email addresses (or to such other address or email address as a party may have specified by notice given to the other party pursuant to this provision):

(a) If to Seller, to the address (including email address) of Seller identified on its signature page hereto.

(b) If to Parent, to:

Entellus Medical, Inc.

3600 Holly Lane North, Suite 60

Plymouth, Minnesota 55447

Email: jonelle.burnham@entellusmedical.com

Attention: Legal Department

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

650 Town Center Drive, 20th Floor

Costa Mesa, California 92626

Email: charles.ruck@lw.com; mark.bekheit@lw.com

Attention: Charles K. Ruck and Mark M. Bekheit

7. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws that would require the application of the laws of any other jurisdiction. The parties hereto agree that any Proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any federal court located in the State of Delaware or any Delaware state court, and each of the parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Proceeding in any such court or that any such Proceeding brought in any such court has been brought in an inconvenient forum. Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7(b) shall be deemed effective service of process on such party.

8. Entire Agreement; Amendments and Waivers. This Agreement (including the Annexes and Exhibits hereto) represents the entire understanding and agreement between Parent, on the one hand, and Seller, on the other hand, with respect to the subject matter hereof. This Agreement may only be amended, supplemented or changed by a written instrument signed by each of Parent and Seller. Each provision in this Agreement may only be waived by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such provision so waived is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

9. Severability. If any condition, term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other conditions, terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

10. Headings. The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” or other subsection are to the corresponding Section or other subsection of this Agreement, unless otherwise specified.

11. Counterparts; Delivery by E-mail.

(a) This Agreement, and any amendment, restatement, supplement or other modification hereto or waiver hereunder (i) may be executed in any number of counterparts (including by means of e-mail in .pdf format), each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement and (ii) to the extent signed and delivered by means of a scanned pages via e-mail, shall be treated in all manner and respect as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.

(b) At the request of any party hereto, each other party hereto shall re-execute original forms hereof and deliver them to all other parties. No party hereto or to any such agreement shall raise the use of email to deliver a signature or the fact that any signature or agreement was transmitted or communicated through the use of email as a defense to the formation of a contract, and each such party forever waives any such defense.

12. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13. Termination. This Agreement shall automatically terminate and the restrictions in this Agreement shall lapse upon the termination of the Merger Agreement in accordance with its terms; provided, however, that the provisions of Section 1 and Sections 4 through 13 shall remain in full force and effect and survive any termination of this Agreement in accordance with its terms.

[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be duly executed as of the date first written above.

PARENT:

Entellus Medical, Inc.

By:
Name:	Brent Moen
Title:	Chief Financial Officer

[Signature Page to Non-Solicitation Agreement]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

SELLER:

[●]

By:

Name:

Title:

Notice Address:

Email:

Attention:

[Signature Page to Non-Solicitation Agreement]

ANNEX 1

DEFINITIONS

“Affiliates” means, when used with respect to a specified Person, another Person that either directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the specified Person. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct, or cause the direction of, the management and affairs of a Person, whether through the ownership of voting securities, by Contract or otherwise, and “controlled” and “controlling” shall have correlative meanings.

“Business Day” shall be as defined in the Merger Agreement.

“Closing Date” shall be as defined in the Merger Agreement.

“Closing” shall be as defined in the Merger Agreement.

“Company Employee” means as of the Closing Date, any employee of the Company who continues in employment with the Company or Parent (or one of its Affiliates) immediately following the Closing, other than any such employee who has only been offered transition employment following the Closing of six months or less and other than any administrative employees.

“Governmental Authority” shall be as defined in the Merger Agreement.

“Law” shall be as defined in the Merger Agreement.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Authority.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

“Proceeding” shall be as defined in the Merger Agreement.

“Representatives” means, with respect to any Person, any director, officer, employee, principal, partner, manager, member, financial advisor, financing source, attorney, accountant, consultant, agent, advisor or other authorized representative of such Person.

“Term” means the period commencing on the Closing Date and ending on the third anniversary of the Closing Date.